SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

RESTAURANT BRANDS INTERNATIONAL INC.

RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

To Be Held June 5, 2017

This supplement (this “Supplement”) to the definitive proxy statement of Restaurant Brands International Inc. (“RBI”), filed with the Securities and Exchange Commission on April 26, 2017 (the “Proxy Statement”), relating to the annual and special meeting of the shareholders of RBI to be held on June 5, 2017, is being filed to correct the disclosure on page 65 of the Proxy Statement under the heading “Other Matters—Shareholder Proposals for the 2018 Annual Meeting”. The deadline for shareholder proposals to be submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, was incorrectly noted on page 65 of the Proxy Statement as December 26, 2017. The correct deadline is December 27, 2017.

Except as specifically revised by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

This Supplement is dated April 26, 2017